UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 23, 2015

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT 59101

(Address of principal executive offices)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed by the registrant with the Securities and Exchange Commission (the “Commission”) on July 23, 2015, which Form 8-K is incorporated herein by reference, Kevin P. Riley assumed the position of President and Chief Executive Officer of First Interstate BancSystem, Inc. (the “Company”) effective September 23, 2015, pursuant to the terms of an Executive Employment Agreement with the Company. In connection therewith, Mr. Riley was also appointed to the Company’s Board of Directors (the “Board”) on September 23, 2015, and will serve as a member of Credit, Executive, Governance & Nominating, and Technology & Business Process Improvement Committees of the Board.

Mr. Riley replaced Ed Garding, who retired as the Company’s President and Chief Executive Officer on September 23, 2015. Upon his retirement as President and Chief Executive Officer, Mr. Garding also submitted his resignation from the Company’s Board, creating the vacancy on the Board filled by Mr. Riley.

Under the terms of the employment agreement, Mr. Riley is entitled to annual base compensation of $525,000, 10,818 shares of the Company’s time-restricted Class A common stock vesting one-third on each of the first, second and third anniversaries of the grant date, and additional benefits as are customarily offered to the Company’s executives.

Pursuant to the terms of Mr. Riley’s employment agreement, the Company will establish a nonqualified defined contribution supplemental executive retirement plan, or SERP, which will become effective on January 1, 2016. The general structure of the SERP will provide for annual year-end base contributions equal to 20% of Mr. Riley’s base salary, performance contingent contributions of up to an additional 20% of base salary dependent upon achievement of established performance goals as determined by the Compensation Committee of the Company’s Board. Interest will be credited to the SERP at a market rate yet to be determined. The SERP will be 0% vested until the 4th anniversary of the date of establishment, at which time the balance will become 50% vested. The SERP will vest 10% per year thereafter and become fully vested on the 9th anniversary of the date of establishment.

Mr. Riley’s employment agreement also contains change in control provisions entitling Mr. Riley to cash severance equal to 1.5 times base salary plus bonus if he is involuntarily terminated or resigns for good reason during the 6 months prior to or in the twenty-four months following a change in control of the Company.

The foregoing summary of the material terms of Mr. Riley’s employment agreement are qualified in their entirety by reference to the full text of the agreement, a copy of which will be filed by the Company with the Commission with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2015. Interested parties are encouraged to read the full text of the agreement when it becomes available because it contains important information relevant to Mr. Riley’s employment.

Also, as previously announced, Marcy D. Mutch assumed her duties as Chief Financial Officer of the Company effective September 23, 2015. Ms. Mutch was also appointed to the Board of Directors of the Company’s banking subsidiary, First Interstate Bank, effective September 23, 2015. Ms. Mutch is entitled to annual base compensation of $225,000, 1,803 shares of the Company’s time-restricted Class A common stock vesting one-third on each of the first, second and third anniversaries of the grant date, and additional benefits as are customarily offered to the Company’s executives.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2015

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer